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As filed with the Securities and Exchange Commission on October 9, 2009

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SELECT COMFORT CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation or organization)	41-1597886 (I.R.S. Employer Identification Number)

9800 59th Avenue North
Minneapolis, Minnesota 55442
(763) 551-7000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Mark A. Kimball
Senior Vice President, Select Comfort Corporation
9800 59th Avenue North
Minneapolis, Minnesota 55442
(763) 551-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies requested to:
Thomas R. Marek, Esq.
Oppenheimer Wolff & Donnelly LLP
45 South Seventh Street, Suite 3300
Minneapolis, Minnesota 55402-1509
(612) 607-7309

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.

            If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box: ☒

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

            If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

            If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

            Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, par value $0.01 per share	(1)	(1)(2)	(1)(2)

Preferred Stock, par value $0.01 per share	(1)	(1)(2)	(1)(2)

Warrants	(1)	(1)(2)	(1)(2)

Units	(1)	(1)(2)	(1)(2)

Subscription Rights	(3)	(3)	(3)

Total	$50,000,000.00	$50,000,000.00	$2,790.00

(1)
There are being registered pursuant to this registration statement such indeterminate number of shares of common stock; such indeterminate number of shares of preferred stock; such indeterminate amount of warrants to purchase common stock, preferred stock and/or units; such indeterminate number of subscription rights to purchase common stock, preferred stock, warrants and/or units; such indeterminate number of units as may be offered from time to time pursuant to the prospectus contained in the registration statement, which together shall have an aggregate initial offering price not to exceed $50,000,000.00 or the equivalent thereof in foreign currencies. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder. The proposed maximum offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. There are also being registered hereunder an indeterminate amount or number of shares of the securities as may be issuable upon conversion or exchange of preferred stock or warrants or pursuant to antidilution provisions thereof. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities.

(2)
Pursuant to Rule 457(o) and Form S-3 General Instruction II.D, which permit the registration fee to be calculated on the basis of the maximum offering price of all securities listed, the table does not specify information as to the amount of any particular security to be registered. The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance of the securities registered by this registration statement. In no event will the aggregate maximum offering price of all securities issued under this registration statement exceed $50,000,000.

(3)
Evidencing the subscription rights to subscribe for securities of the registrant being registered herewith. Pursuant to Rule 457(g) under the Securities Act of 1933, as amended, no separate registration fee is required for the subscription rights because the subscription rights are being registered in the same registration statement as the securities of the registrant underlying the subscription rights.

            The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. No securities may be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated: October 9, 2009

PRELIMINARY PROSPECTUS

$50,000,000

Common Stock

Preferred Stock

Warrants

Subscription Rights

Units

9800 59th Avenue North
Minneapolis, Minnesota 55442
(763) 551-7000

        We may offer from time to time:

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  Shares of our common stock, par value $0.01 per share;

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  Shares of our preferred stock; par value $0.01 per share;

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  Warrants to purchase any of the other securities that may be sold under this prospectus;

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  Subscription rights;

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  Any combination of these securities; or

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  Units.

        The securities we offer will have an aggregate public offering price of up to $50 million. We will provide specific terms of any offering, including the price to the public of the securities, in supplements to this prospectus. These securities may be offered separately or together in any combination and as separate series. You should read this prospectus and any applicable prospectus supplement and free writing prospectus carefully before you invest in our securities.

        We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution." We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds, if applicable, from the sale of securities also will be set forth in the applicable prospectus supplement. The prospectus supplement will also contain more specific information about the offering.

        Shares of our common stock are traded on the NASDAQ Global Select Market under the symbol "SCSS." On October 8, 2009, the closing sale price for our common stock was $6.10 per share.

        You should carefully consider the risk factors beginning on page 2 of this prospectus before you make an investment in our securities.

        This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2009.

        In this prospectus, "Select Comfort," "Company," "we," "us," and "our" refer to Select Comfort Corporation, including consolidated subsidiaries.

        You should rely only on information contained or incorporated by reference in this prospectus. We have not authorized any person to provide you with information that differs from what is contained or incorporated by reference in this prospectus. If any person does provide you with information that differs from what is contained or incorporated by reference in this prospectus, you should not rely on it. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates, or an offer of solicitation in any jurisdiction where offers or sales are not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, even though this prospectus may be delivered or shares may be sold under this prospectus on a later date. Our business, financial condition, results of operation and prospects may have changed since those dates.

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PROSPECTUS SUMMARY

About this Prospectus

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under the shelf registration process, we may from time to time, offer and sell to the public any or all of the securities described in the registration statement in one or more offerings up to a total dollar amount of $50 million.

        This prospectus provides you with a general description of the securities we may offer. Each time securities are offered, we will provide a prospectus supplement that will describe the specific amounts, prices, and terms of the securities we offer. The prospectus supplement will contain more specific information about the offering. The prospectus supplement also may add, update, or change information contained in this prospectus. This prospectus, together with applicable prospectus supplements, includes all material information relating to this offering. If there is any inconsistency between the information in this prospectus and the information in the accompanying prospectus supplement, you should rely on the information in the prospectus supplement. Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under the section entitled "Incorporation of Certain Documents by Reference."

        We may sell the securities to or through underwriters, dealers, or agents or directly to purchasers. We and our agents reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. A prospectus supplement, which we will provide each time securities are offered, will provide the names of any underwriters, dealers or agents involved in the sale of the securities, and any applicable fee, commission, or discount arrangements with them.

Select Comfort Corporation

        Select Comfort Corporation was founded as a Minnesota-based corporation in 1987 by an entrepreneur who developed and manufactured adjustable firmness mattresses after considering other alternatives such as innerspring and water mattresses. Select Comfort has evolved from a specialty, niche direct marketer, to a nationwide multi-channel business with fiscal 2008 net sales of $609 million.

        Our principal business is to develop, manufacture, market, and distribute premium quality, adjustable-firmness beds and other sleep-related accessory products. The air-chamber technology of our proprietary Sleep Number bed allows adjustable firmness on each side of the mattress and provides a sleep surface that is clinically proven to provide better sleep quality and greater relief of back pain compared to traditional mattress products. In addition, we market and sell accessories and other sleep-related products which focus on providing personalized comfort to complement the Sleep Number bed and provide a better night's sleep to the consumer. We have a mission-driven culture focused on serving the needs of our customers. Our mission is to improve people's lives through better sleep. Our goal is to educate our consumers on the importance of a better night's sleep and the unique benefits of our products.

RISK FACTORS

        An investment in our securities is risky. Prior to making a decision about investing in our securities, you should carefully consider the specific risks discussed in our other filings with the SEC, including, but not limited to, our Annual Report on Form 10-K for the fiscal year ended January 3, 2009 and our Quarterly Reports on Form 10-Q for the fiscal quarters ended April 4, 2009 and July 4, 2009, which are incorporated by reference in this prospectus, together with all of the other information contained in this prospectus, any applicable prospectus supplement, or otherwise incorporated by reference in this prospectus. The risks and uncertainties described in our SEC filings are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of the risks or uncertainties described in the applicable prospectus supplement or our SEC filings or any such additional risks and uncertainties actually occur, our business, results of operations, cash flows and financial condition could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you might lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains or incorporates by reference certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained in or incorporated by reference into this prospectus are not statements of historical fact may be deemed to be forward-looking statements, including but not limited to projections of revenues, results of operations, financial condition or other financial items; any statements of plans, strategies and objectives of management for future operations; any statements regarding proposed new products, services or developments; any statements regarding future economic conditions, prospects or performance; statements of belief and any statement or assumptions underlying any of the foregoing. We try to identify forward-looking statements in this report and elsewhere by using words such as "may," "will," "should," "could," "expect," "anticipate," "believe," "estimate," "plan," "project," "predict," "intend," "potential," "continue" or the negative of these or similar terms.

        Our forward-looking statements speak only as of the date made and by their nature involve substantial risks and uncertainties, including, among others, such factors as our ability to fund our operations through cash flow from operations or availability under our bank line of credit or other sources, and the cost of credit or other capital resources necessary to finance operations; the risk of non-compliance with financial covenants under our bank line of credit and the risk that we may not be successful in obtaining continuing waivers or other financial accommodations from our lenders; the potential need to obtain additional capital through the issuance of debt or equity securities, which may significantly increase our costs or dilute our existing shareholders, and the risk that we may not be successful in obtaining additional capital that may be needed; current general and industry economic trends; consumer confidence; the effectiveness of our marketing messages; the efficiency of our advertising and promotional efforts; consumer acceptance of our products, product quality, innovation and brand image; availability of attractive and cost-effective consumer credit options; execution of our retail store distribution strategy, including our ability to cost-effectively close under-performing store locations; our dependence on significant suppliers, and our ability to maintain relationships with key suppliers, including several-sole source suppliers; the vulnerability of key suppliers to recessionary pressures, labor negotiations, liquidity concerns or other factors; rising commodity costs and other inflationary pressures; industry competition; our ability to continue to improve our product line; warranty expenses; risks of pending and potentially unforeseen litigation; increasing government regulations, including new flammability standards for the bedding industry and new safety standards for consumer products, which have or will add product cost pressures and have or will require implementation of systems and manufacturing process changes to ensure compliance; the adequacy of our management information systems to meet the evolving needs of our business and evolving regulatory standards applicable to data privacy and security; our ability to attract and retain senior leadership and other key employees, including qualified sales professionals; and uncertainties arising from global events, such as terrorist attacks or a pandemic outbreak, or the threat of such events. We refer you to the section entitled "Risk Factors" included elsewhere in this prospectus and in the accompanying prospectus supplement and under similar sections in the documents we incorporate by reference into this prospectus. Our actual results may differ materially depending on a variety of factors and these risks and uncertainties are not exclusive. Further information concerning the company and our business, including factors that potentially could materially affect our financial results or condition, may emerge from time to time, including factors that we may consider immaterial or do not anticipate at this time.

        We wish to caution readers not to place undue reliance on any forward-looking statement and to recognize that forward-looking statements are predictions of future results, which may not occur as anticipated. We assume no obligation to update forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements. We advise you, however, to consult any further disclosures we make on related subjects in our Annual Report on Form 10-K, in our quarterly reports on Form 10-Q, and current reports on Form 8-K that we file with or furnish to the Securities and Exchange Commission.

USE OF PROCEEDS

        Unless we otherwise indicate in the applicable prospectus supplement, we intend to use the net proceeds from any sale of securities by us for working capital and other general corporate purposes. Under the terms of our existing senior credit agreement dated June 9, 2006, as previously amended, including most recently as of September 22, 2009 (the "Senior Credit Facility"), we are required to apply fifty percent of the net proceeds of any equity capital raising transaction to pay down the outstanding indebtedness under the Senior Credit Facility unless such requirement is amended or waived by the senior lenders. Accordingly, we will have limited discretion and flexibility in applying the net proceeds from the sale of these securities. In the event the fifty percent application requirement is amended or waived, or if we wish to pay down the amount outstanding under the Senior Credit Facility at a percentage higher than the then required percentage of the net proceeds received pursuant to any specific equity offering, we will disclose the same in future prospectus supplements.

        Pending use of the net proceeds as described above, we intend to invest the net proceeds in short-term, interest bearing, investment-grade marketable securities or money market obligations. We may also set forth additional information on the use of net proceeds from the sale of securities we offer under this prospectus, including the interest rate and maturity date of any indebtedness to be repaid with such proceeds, in a prospectus supplement relating to any specific offering.

GENERAL DESCRIPTION OF SECURITIES THAT WE MAY SELL

        We may offer and sell, at any time and from time to time:

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  Shares of our common stock, par value $0.01 per share;

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  Shares of our preferred stock, par value $0.01 per share;

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  Warrants to purchase any of the other securities that may be sold under this prospectus;

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  Subscription rights;

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  Any combination of these securities; or

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  Units.

        The terms of any securities offered will be determined at the time of sale. When particular securities are offered, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities.

 DESCRIPTION OF CAPITAL STOCK

        The following description of our capital stock is not complete and is subject to and qualified in its entirety by our Third Restated Articles of Incorporation, as amended ("Third Restated Articles of Incorporation") and Amended and Restated Bylaws ("Restated Bylaws"), which are included as exhibits to the registration statement of which this prospectus forms a part, and by the provisions of applicable Minnesota law.

Authorized and Outstanding Shares

        Our authorized capital stock consists of 142,500,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share.

        As of October 2, 2009, there were 45,583,724 shares of our common stock outstanding, which were held by 854 shareholders of record.

Common Stock

        Holders of shares of our common stock are entitled to one vote for each share held of record on all matters on which shareholders are entitled or permitted to vote. Our Third Restated Articles of Incorporation and Restated Bylaws provide that, except where a different vote is expressly required either by statute or the Third Restated Articles of Incorporation, the affirmative vote of the holders of a majority of the voting power of the shares of capital stock represented and entitled to vote at a duly held meeting at which a quorum is present is required for an action of the shareholders.

        Our Third Restated Articles of Incorporation expressly require the affirmative vote of no less than two-thirds of the outstanding voting power entitled to vote for approval of certain actions, such as a merger, a consolidation, a sale or exchange of all or a substantial part of our assets, an issuance of our securities in exchange or payment for the assets, properties, or securities of any other corporation, or for a merger of any subsidiary whose stock is more than 80% owned by the Company. There is no cumulative voting for the election of directors. Upon liquidation, our creditors will be paid before any distribution of holders of our common stock. The holders of our common stock would be entitled to receive a pro rata amount per share of any excess distribution. Holders of common stock have no preemptive rights in any future issuance of stock by the Company. There are no conversion rights, redemption rights, sinking fund provisions or fixed dividend rights with respect to the common stock. All outstanding shares of our common stock are fully paid and nonassessable.

Preferred Stock

        Our Third Restated Articles of Incorporation empowers our board of directors to issue up to 5,000,000 shares of preferred stock from time to time in one or more series. For each series, the board of directors must fix, prior to the issuance of any shares of preferred stock, a distinctive designation or title, the number of shares in each series, the voting powers (full, limited or no voting powers), the preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of the preferred shares being issued. Terms selected could decrease the amount of earnings and assets available for distribution to holders of common stock or adversely affect the rights and powers, including voting rights, of the holders of our common stock without any further vote or action by the shareholders. The rights of holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred shares that may be issued in the future. Additionally, the issuance of shares of preferred stock may have the effect of decreasing the market price of the common stock and may adversely affect the voting and other rights of the holders of common stock. Although there are no shares of preferred stock currently outstanding and we have no present intention to issue any shares of preferred stock, any issuance could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock.

Agreements with Sterling Partners

        Securities Purchase Agreement.    On October 2, 2009, we entered into a Securities Purchase Agreement with Sterling SC Investor, LLC, a Delaware limited liability company, and guaranteed by Sterling Capital Partners III, L.P., a Delaware limited partnership. Pursuant to the terms of the securities purchase agreement, either we or Sterling may cause the Company to issue Sterling 2,500,000 shares of our common stock at a purchase price of $4.00 per share, together with 2,000,000 warrants to purchase shares of our common stock. The warrants have an exercise price of $0.01 per share and have a term of five years. Sterling's right to close under the securities purchase agreement is effective upon signing and continues through June 30, 2010. Our right to close under the securities purchase agreement is effective upon securing an amendment to our current credit agreement with our lenders that is reasonably acceptable to Sterling. Such right expires on March 31, 2010. In connection with the signing of the securities purchase agreement, we paid $1,750,000 to Sterling to reimburse Sterling for its out-of-pocket expenses under the prior securities purchase agreement and new securities purchase agreement. With the close of the investment and exercise of the warrants, Sterling Partners will own approximately 8.9 percent of our common stock.

        Preemptive Rights.    Sterling has preemptive rights under the securities purchase agreement to participate in future equity issuances by us, subject to certain exceptions, so as to maintain its then-current percentage ownership of our capital stock. We are obligated to offer Sterling its pro rata share of the number of shares being offered in such offering, based on its beneficial ownership which includes the shares and warrants issuable under the securities purchase agreement. The provisions of the securities purchase agreement relating to preemptive rights will terminate on June 30, 2010 and are not effective unless Sterling and its affiliates own at least five percent of all the outstanding shares of our common stock.

        Standstill Provisions.    Sterling is subject to standstill provisions restricting its ability to purchase or otherwise acquire additional shares of common stock from third parties to an amount that would result in its ownership of our common stock exceeding 20% of the total number of shares outstanding. Sterling is also prohibited from directly or indirectly acquiring any interest in our debt securities. In addition, subject to certain exceptions, Sterling has agreed, among other things, that it will not, and will cause its affiliates not to, without our approval, directly or indirectly:

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  solicit proxies to vote any of our voting securities or any voting securities of our subsidiaries;

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  submit to our board of directors a written proposal for any merger, recapitalization, reorganization, business combination or other extraordinary transaction involving an acquisition of us or any of our subsidiaries or any of our or our subsidiaries' securities or assets by Sterling and its affiliates;

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  enter into discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing; or

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  request us or any of our representatives, directly or indirectly, to amend or waive any of these standstill provisions.

        The standstill provisions of the securities purchase agreement will terminate on October 1, 2011.

        Registration Rights.    Concurrently with the execution of the securities purchase agreement, we entered into a registration rights agreement with Sterling, pursuant which we agreed to use commercially reasonable efforts to file with the SEC, and to cause to be declared effective under the Securities Act, a shelf registration statement for resale, from time to time by Sterling, of shares of our common stock, held by Sterling immediately after the closing under the securities purchase agreement, including shares issuable upon exercise of the warrants and any securities issued as a result of stock splits, stock dividends or similar transactions.

        Under the registration rights agreement, with respect to any applicable selling shareholder, we are required to use commercially reasonable efforts to keep the shelf registration statement continuously effective (subject to certain permitted suspension and black out periods) until the first date on which such selling shareholder no longer owns any registrable securities, is eligible to sell such securities pursuant to Rule 144 under the Securities Act without limitation on volume or manner of sale, or the date on which we terminate the registration of our common stock under Section 12 of the Securities Act of 1933.

        Under the registration rights agreement, until the earlier of six months after a closing date under the securities purchase agreement or we close a qualified transaction (which includes a sale of at least five percent of any class of the Company's outstanding capital stock), Sterling agreed that it will not, in any one trading day, sell registrable securities that represent more than ten percent of our average daily trading volume. We also agreed that if Sterling desires to execute a block trade for more than 5,000 shares of our common stock, and such block trade would otherwise exceed ten percent of our average daily trading volume, we have a right to approve any such block trade, which approval shall not be unreasonably withheld.

        In addition, we have agreed to pay the filing fees, fees and expenses of compliance with securities or blue sky laws, FINRA fees, listing application fees, printing expenses, transfer agent's and registrar's fees, costs of distributing prospectuses and supplements thereto, and fees and expenses of our counsel, accountants and other professionals retained by us, together with the reasonable documented fees and expenses of one counsel for Sterling, not to exceed $50,000. We have not agreed to pay for any underwriting discounts or commissions attributable to sales by Sterling.

        Term Sheet for Backstop of Possible Rights Offering.    In connection with the execution of the securities purchase agreement, we and Sterling agreed that if we undertake a registered offering of rights to subscribe for shares of our common stock (which determination is in the sole discretion of our board of directors), both parties will use commercially reasonable efforts to enter into a backstop agreement with respect to such offering. The registered rights offering, if undertaken, must be completed within six months of October 2, 2009 and in no event would Sterling's total investment in any rights offering exceed $5,000,000 without Sterling's consent.

POTENTIAL ANTI-TAKEOVER EFFECT OF MINNESOTA LAW, OUR THIRD RESTATED
ARTICLES OF INCORPORATION AND RESTATED BYLAWS

        We are subject to the provisions of sections 302A.671 and 302A.673 of the Minnesota Business Corporation Act. These anti-takeover provisions may eventually operate to deny our shareholders the receipt of a premium on their capital stock. In general, section 302A.671 provides that the shares of a corporation acquired in a "control share acquisition" have no voting rights unless voting rights are approved by the shareholders in a prescribed manner. A "control share acquisition" is defined as an acquisition of beneficial ownership of shares that would, when added to all other shares beneficially owned by the acquiring person, entitle the acquiring person to have voting power of 20% or more in the election of directors. Section 302A.673 prohibits a public corporation from engaging in a "business combination" with an "interested shareholder" for a period of four years after the date of the transaction in which the person became an interested shareholder, unless the business combination is approved in a prescribed manner. A "business combination" includes mergers, asset sales and other transactions. An "interested shareholder" is a person who is the beneficial owner of 10% or more of the corporation's voting stock. Reference is made to the detailed terms of sections 302A.671 and 302A.673 of the Minnesota Business Corporation Act.

        Certain provisions of our Third Restated Articles of Incorporation and Restated Bylaws could make the acquisition of us through a tender offer, proxy contest or other means, or the removal of incumbent officers and directors, more difficult. These provisions may discourage certain types of coercive takeover practices and takeover bids and encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of retaining the ability to negotiate with a proponent of an unfriendly or unsolicited proposal outweigh the potential disadvantages of discouraging such a proposal. These provisions may make it more difficult for shareholders to take specific corporate actions and could have the effect of delaying or preventing a change in our control.

        In particular, our Third Restated Articles of Incorporation or Restated Bylaws provide for the following:

        Staggered Board of Directors and Number of Directors.    Our board of directors is divided into three classes of the same or nearly the same number of directors serving staggered three-year terms, which means that only one class of directors may be elected at a particular shareholders meeting. As a result, this provision makes it more difficult to replace incumbent directors and may discourage a potential acquirer from seeking to attempt to take control of us through a merger, tender offer, proxy contest or other means.

        Advance Notice Procedures.    Our Restated Bylaws require advance written notice to our company of shareholder-proposed business or of a shareholder's intention to make a nomination for director at an annual meeting of shareholders. They also limit the business which may be conducted at any special meeting of shareholders to business brought by the board of directors.

        Specifically, the Restated Bylaws provide that business may be brought before an annual meeting by a shareholder only if the shareholder provides written notice to the Secretary of our company not less than 120 days prior to the first anniversary of the date that we first released or mailed our proxy materials to shareholders in connection with the preceding year's annual meeting. In the event, however, that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary of the preceding year's annual meeting date, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of the 120th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

        A shareholder's notice must set forth:

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  A description of the proposed business and the reasons for it,

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  The name and address of the shareholder making the proposal,

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  The class and number of shares of common stock owned by the shareholder, and

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  A description of any material interest of the shareholder in the proposed business.

        Our Restated Bylaws also provide that a shareholder may nominate a director at an annual meeting only after providing advance written notice to the Secretary of our company within the time limits described above. The shareholder's notice must set forth, as to each person whom the shareholder proposes to nominate for election as a director:

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  the name, age, business address and residence address of the nominee,

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  the principal occupation or employment of the nominee,

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  the class and number of shares of our capital stock that are beneficially owned by the nominee,

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  any other information concerning the nominee that would be required under the rules of the SEC in a proxy statement soliciting proxies for the election of the nominee, and

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  the signed consent of the nominee to serve as one of our directors, if elected.

The notice must also set forth the name and record address of the shareholder making the nomination and the class and number of shares of common stock owned by that shareholder.

        Only such business shall be conducted at an annual or regular meeting as shall have been brought before the meeting in accordance with the procedures set forth above. Additionally, only such business shall be conducted at a special meeting as is provided in the company's notice of the special meeting. As a result, our Restated Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from proposing business, conducting a solicitation of proxies to elect the acquirer's own slate of directors or otherwise attempting to obtain control of us if the acquirer is unable comply with these procedures.

        Undesignated Preferred Stock.    Our board of directors has the authority, without further vote or action by our shareholders, to fix a designation or title for each series of shares from our authorized shares of undesignated preferred stock and the voting powers, the preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of the series of preferred stock designated by the board of directors. The board of directors could designate a series of preferred stock with the ability to vote as a separate class to approve certain mergers with or business combinations by our company. Additionally, the issuance of new series of preferred stock having general voting rights to persons friendly to the board of directors could make it more difficult to remove incumbent management and directors from office. As a result, the existence of undesignated preferred stock may encourage potential acquirers to negotiate with our board of directors and discourage an unwanted hostile takeover attempt.

Listing

        Shares of our common stock are traded on the NASDAQ Global Select Market under the trading symbol "SCSS."

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Wells Fargo Bank N.A. The transfer agent's address is 161 North Concord Exchange, South St. Paul, MN 55075 and the telephone number is 888-622-6757.

DESCRIPTION OF WARRANTS

        The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer and sell under this prospectus and any related warrant agreements and warrant certificates. While the terms we have summarized below will apply generally to any warrants offered, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement, which may differ from the terms we describe below.

General

        We may issue, and we may offer and sell, together with other securities or separately, warrants to purchase our preferred stock, common stock or other securities. Warrants may be issued directly to the purchasers of the warrants or under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the applicable prospectus supplement. A warrant agent will act solely as our agent in connection with the warrants of the series being offered and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

        The prospectus supplement will describe, among other things, the following terms, where applicable, of warrants that we may offer:

  •
  the title of the warrants;

  •
  the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants;

  •
  the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;

  •
  the price or prices at which the warrants will be issued;

  •
  the aggregate number of warrants;

  •
  any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants;

  •
  the price or prices at which the securities purchasable upon exercise of the warrants may be purchased, including provisions for adjustment of the exercise price of the warrant;

  •
  if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

  •
  if applicable, a discussion of the material U.S. federal income tax considerations applicable to the exercise of the warrants;

  •
  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

  •
  the date on which the right to exercise the warrants shall commence, and the date on which the right shall expire; and

  •
  the maximum or minimum number of warrants which may be exercised at any time.

        Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

        Each warrant will entitle the holder thereof to purchase for cash the number of shares of preferred stock or common stock at the exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

        Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights of Holders of Warrants

        Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in the case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, that holder's warrants.

 DESCRIPTION OF SUBSCRIPTION RIGHTS

General

        We may issue subscription rights to purchase common stock or other securities. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our shareholders, we may enter into a standby underwriting or purchase arrangements with one or more underwriters or third parties pursuant to which such underwriters or third parties will purchase any offered securities remaining unsubscribed after such subscription rights offering. In connection with a subscription rights offering to our shareholders, we will distribute certificates evidencing the subscription rights and a prospectus supplement to our shareholders on the record date that we set for receiving subscription rights in such subscription rights offering.

        The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:

  •
  the title of such subscription rights,

  •
  the securities for which such subscription rights are exercisable,

  •
  the exercise price for such subscription rights,

  •
  the number of such subscription rights issued to each shareholder,

  •
  the extent to which such subscription rights are transferable,

  •
  if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of such subscription rights,

  •
  the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension),

  •
  the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities,

  •
  if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering, and

  •
  any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.

        Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Subscription Rights

        Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of shares of common stock, warrants, other securities or any combination thereof, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

        Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the shares of common stock, warrants or other securities purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

        We may issue, in one more series, units consisting of common stock, preferred stock, subscription rights and/or warrants for the purchase of common stock and/or preferred stock in any combination. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

        We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

        Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

        We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

  •
  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  •
  any provisions of the governing unit agreement that differ from those described below; and

  •
  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

        The provisions described in this section, as well as those described under "Description of Capital Stock," and "Description of Warrants" will apply to each unit and to any common stock, preferred stock or warrant included in each unit, respectively.

Issuance in Series

        We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

        Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

        We, and any unit agent and any of their agents, may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

Trading Prices

        Our common stock is traded on the Nasdaq Global Select Market under the symbol "SCSS." The following table sets forth, for the periods indicated, the quarterly high and low sales prices of our common stock on the Nasdaq Global Select Market and its predecessor, the Nasdaq National Market.

	High	Low
2007
First Quarter	$20.17	$16.77
Second Quarter	19.03	15.94
Third Quarter	18.00	13.90
Fourth Quarter	14.75	6.11
2008
First Quarter	$8.32	$3.10
Second Quarter	3.97	1.47
Third Quarter	2.83	1.16
Fourth Quarter	1.96	0.19
2009
First Quarter	$1.05	$0.20
Second Quarter	1.40	0.51
Third Quarter	5.10	0.78

        The last reported sale price of our common stock on the Nasdaq Global Select Market on October 8, 2009 was $6.10 per share. As of October 2, 2009, there were 45,583,724 shares of our common stock outstanding.

Dividend Policy

        We have not paid any cash dividends since our initial public offering in December 1998. Any future determination relating to our dividend policy will be made at the sole discretion of our board of directors and will depend on a number of factors, including restrictions in our debt instruments, as well as our future earnings, capital requirements, financial condition, prospects, legal authority and other factors that our board of directors may deem relevant.

PLAN OF DISTRIBUTION

        We may sell the securities offered by this prospectus in one or more of the following ways from time to time:

  •
  to or through underwriters or dealers;

  •
  directly to purchasers, including our affiliates;

  •
  through agents;

  •
  through a block trade in which the broker or dealer engaged to handle the block will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction; or

  •
  through a combination of any of these methods of sale.

        In addition, we may issue the securities being offered by this prospectus as a dividend or distribution.

        We may effect the distribution of the securities from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

        We will set forth in a prospectus supplement the terms of the offering of our securities, including:

  •
  the type and amount of securities we are offering;

  •
  the purchase price of our securities being offered and the net proceeds we will receive from the sale;

  •
  the method of distribution of the securities we are offering;

  •
  the name or names of any agents, underwriters or dealers;

  •
  any over-allotment options under which underwriters may purchase additional securities from us;

  •
  any underwriting discounts and commissions or agency fees and commissions and other items constituting underwriters' or agents' compensation;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchanges on which such securities may be listed.

Sale Through Underwriters or Dealers

        If we use an underwriter or underwriters in the sale of securities offered by this prospectus, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

        If we use an underwriter or underwriters in the sale of securities, we will execute an underwriting agreement with the underwriter or underwriters at the time we reach an agreement for sale. We will set forth in the applicable prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers. This compensation may be in the form of discounts, concessions or commissions.

        We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions. If we grant any over-allotment option, the terms of any over-allotment option will be set forth in the prospectus supplement relating to those securities.

Sale Through Dealers

        If we use dealers in the sale of the securities offered by this prospectus, we or an underwriter will sell the securities to them as principals. The dealers may then resell those securities to the public at varying prices to be determined by the dealers at the time of resale. The applicable prospectus supplement will set forth the names of the dealers and the terms of the transactions.

Direct Sales

        We may directly solicit offers to purchase the securities offered by this prospectus. In this case, no underwriters or agents would be involved. We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Sales Through Agents

        Securities also may be offered and sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and will describe any commissions payable to the agent. Unless otherwise indicated in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment. Any agent may be deemed to be an underwriter within the meaning of the Securities Act with respect to any sale of those securities.

Delayed Delivery Contracts

        If the applicable prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. Institutions with which contracts of this type may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, but in all cases those institutions must be approved by us. The obligations of any purchaser under any contract of this type will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

        Our common stock is listed on the NASDAQ Global Market. Any common stock sold pursuant to a prospectus supplement will be eligible for listing and trading on the NASDAQ Global Market, subject to official notice of issuance. Unless the applicable prospectus supplement states otherwise, each other class or series of securities issued will be a new issue and will have no established trading market. We may elect to list any other class or series of securities on an exchange, but we are not currently obligated to do so. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

        Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

        Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

        We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic Auctions

        We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you will want to pay particular attention to the description of that system we will provide in a prospectus supplement.

        Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called "real-time" basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder's individual bids would be accepted, prorated or rejected. Of course, many pricing methods can and may also be used.

        Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

        Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against specified liabilities, including liabilities under the Securities Act, or to contribution by us to payments they may be required to make in respect to such liabilities. The applicable prospectus supplement will describe the terms and conditions of indemnification or contribution. Some of our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business. We will describe in the prospectus supplement the nature of any such relationship and the name of the parties involved. Any lockup arrangements will be set forth in the applicable prospectus supplement.

 LEGAL MATTERS

        The validity of the securities offered hereby will be passed upon for us by Oppenheimer Wolff & Donnelly LLP, Minneapolis, MN.

EXPERTS

        The consolidated financial statements and financial statement schedule of Select Comfort Corporation and subsidiaries as of January 3, 2009 and December 29, 2007, and for each of the fiscal years in the three-year period ended January 3, 2009, and management's assessment of the effectiveness of internal control over financial reporting as of January 3, 2009 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The audit report covering the January 3, 2009 consolidated financial statements contains an explanatory paragraph that states that the Company's losses from operations and inability to generate sufficient cash flow to meet obligations and sustain operations raises substantial doubt about its ability to continue as a going concern. The consolidated financial statements and financial statement schedule do not include any adjustments that might result from the outcome of that uncertainty.

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions of our articles of incorporation, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the reporting requirements of the Exchange Act and its rules and regulations. The Exchange Act requires us to file reports, proxy statements and other information with the SEC. Copies of our reports, proxy statements and other information can be read and copied at:

  SEC Public Reference Room
  100 F Street NE
  Washington, D.C. 20549

        Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a Web site that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC. These materials may be obtained electronically by accessing the SEC's home page at http://www.sec.gov.

        Our corporate Internet Web site is http://www.selectcomfort.com. Through a link to a third-party content provider, our corporate Web site provides free access to our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after electronic filing with the SEC. These documents are posted on our Web site at http://www.selectcomfort.com—select the "About Select Comfort" link and then the "SEC Filings" link. The information contained on our Web site or connected to our Web site is not incorporated by reference into this prospectus and should not be considered part of this prospectus.

        We also make available, free of charge on our Web site, the charters of the Audit Committee, Management Development and Compensation Committee, Corporate Governance and Nominating Committee and Finance Committee, as well as the Corporate Governance Principles, Code of Business Conduct and Stock Ownership Guidelines. These documents are posted on our Web site at

http://www.selectcomfort.com—select the "About Select Comfort" link and then the "Corporate Governance" link.

        Copies of any of the above referenced information will also be made available, free of charge, upon written request to:

  Select Comfort Corporation
  Investor Relations Department
  9800 59th Avenue North
  Plymouth, Minnesota 55442

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to incorporate into this prospectus information we file with the SEC in other documents. The information incorporated by reference is considered to be part of this prospectus and information we later file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, as amended, until the termination of the offering. The documents we have incorporated by reference are:

  •
  Annual Report on Form 10-K for the year ended January 3, 2009;

  •
  Definitive Proxy Statement on Schedule 14A filed with the SEC on July 28, 2009;

  •
  Quarterly Reports on Form 10-Q for the quarters ended April 4, 2009 and July 4, 2009;

  •
  Current Reports on Form 8-K filed on January 8, 2009, January 22, 2009, February 5, 2009, March 2, 2009, April 3, 2009, April 23, 2009, May 14, 2009, May 26, 2009, August 11, 2009, August 20, 2009, August 21, 2009, September 3, 2009, September 8, 2009, September 9, 2009, September 18, 2009, September 24, 2009, October 1, 2009, October 2, 2009 and October 5, 2009; and

  •
  the description of our common stock contained in our registration statement on Form 8-A and any amendments or reports filed for the purpose of updating such description.

        Notwithstanding the above, information that is "furnished" to the SEC shall not be incorporated by reference or deemed to be incorporated by reference into this prospectus or the related registration statement.

        We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests may be made in writing or by telephoning: the Company's Secretary at Select Comfort Corporation, 9800 59th Avenue North, Minneapolis, MN 55442, (763) 551-7000.

        You should read the information in this prospectus together with the information in the documents incorporated by reference.

$50,000,000

Select Comfort Corporation

Common Stock
Preferred Stock
Warrants
Subscription Rights
Units

Prospectus

The date of this prospectus is                  , 2009

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following is an estimate, subject to future contingencies, of the expenses to be incurred by the registrant in connection with the issuance and distribution of the securities being registered:

Registration Fee	$2,790
Legal Fees and Expenses	70,000
Accounting Fees and Expenses	15,000
FINRA Filing Fee	5,500
Printing Fees	25,000
Miscellaneous	3,000

TOTAL*	$121,290

    *
    These fees are calculated based on the amount of securities offered and accordingly can only be estimated at this time.

Item 15.    Indemnification of Directors and Officers

        We are subject to Minnesota Statutes Chapter 302A, the Minnesota Business Corporation Act (the "Corporation Act"). Section 302A.521 of the Corporation Act provides in substance that, unless prohibited by its articles of incorporation or bylaws, a corporation must indemnify an officer or director who is made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding, if certain criteria are met. These criteria, all of which must be met by the person seeking indemnification, are (a) that such person has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions; (b) that such person must have acted in good faith; (c) that no improper personal benefit was obtained by such person and such person satisfied certain statutory conflicts of interest provisions, if applicable; (d) that in the case of a criminal proceeding, such person had no reasonable cause to believe that the conduct was unlawful; and (e) that, in the case of acts or omissions occurring in such person's performance in an official capacity, such person must have acted in a manner such person reasonably believed was in the best interests of the corporation or, in certain limited circumstances, not opposed to the best interests of the corporation. In addition, Section 302A.521, subd. 3 requires payment by the Registrant, upon written request, of reasonable expenses in advance of final disposition in certain instances. A decision as to required indemnification is made by a majority of the disinterested board of directors present at a meeting at which a disinterested quorum is present, or by a designated committee of disinterested directors, by special legal counsel, by the disinterested shareholders, or by a court.

        Our Third Restated Articles of Incorporation provide that each of our past and present directors, officers, employees, or agents, and each person who serves or may have served at our request as a director, officer, employee or agent of another corporation or employee benefit plan and their respective heirs, administrators and executors, will be indemnified by us in accordance with, and to the fullest extent permissible under, the provisions of Chapter 302A of the Minnesota Statutes, as amended.

        Our Restated Bylaws provide that the indemnification will cover all expenses incurred by an indemnified person, including attorneys' fees and other expenses of litigation and all liabilities and losses incurred by the indemnified person in connection with a proceeding in which they are made a party, threatened to be made a party to, or is involved in or called as a witness because the indemnified person is our director, officer or representative. If authorized by our board of directors, we will pay for reimbursable expenses in advance of the final disposition of a proceeding if we receive an undertaking from the indemnified party that such person will repay the amount advanced if it is ultimately determined that the person is not entitled to be indemnified by us.

        In the event that a claim for indemnification against these liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to the court of its appropriate jurisdiction the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        There is no pending litigation or proceeding involving any of our directors, officers, employees or other agents as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.

Item 16.    Exhibits.

Exhibit Number	Description
1.1	Form of Underwriting Agreement*
3.1	Third Restated Articles of Incorporation of the Company, as amended(1)
3.2	Articles of Amendment to Third Restated Articles of Incorporation of the Company(2)
3.3	Restated Bylaws of Select Comfort Corporation(3)
4.1	Form of Certificate of Designation of Preferred Stock*
4.2	Form of Certificate for Preferred Stock*
4.3	Form of Warrant*
4.4	Form of Warrant Agreement*
5.1	Opinion of Oppenheimer Wolff & Donnelly LLP**
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm**
23.2	Consent of Oppenheimer Wolff & Donnelly LLP (included in Exhibit 5.1)
24.1	Power of Attorney**

*
To be filed with a Current Report on Form 8-K or a Post-Effective Amendment to the registration statement.

**
Filed herewith.

(1)
Incorporated by reference to Exhibit 3.1 contained in Select Comfort's Annual Report on Form 10-K for the fiscal year ended January 1, 2000 (File No. 0-25121).

(2)
Incorporated by reference to Exhibit 3.1 contained in Select Comfort's Current Report on Form 8-K filed May 16, 2006 (File No. 0-25121)

(3)
Incorporated by reference to Exhibit 3.1 contained in Select Comfort's Current Report on Form 8-K filed May 21, 2007 (File No. 0-25121)

Item 17.    Undertakings.

        The undersigned registrant hereby undertakes:

        (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

        (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

            (i)  If the registrant is relying on Rule 430B:

            (A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

            (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

           (ii)  If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

        (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

          The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

           (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

          (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (6)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (7)   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (8)   For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (9)   To supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota on October 9, 2009.

Select Comfort Corporation
By:	/s/ WILLIAM R. MCLAUGHLIN President and Chief Executive Officer (Principal Executive Officer)
By:	/s/ JAMES C. RAABE Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities indicated, on October 9, 2009.

Name and Signature	Title

/s/ WILLIAM R. MCLAUGHLIN William R. McLaughlin	President and Chief Executive Officer, Director (Principal Executive Officer)
/s/ JAMES C. RAABE James C. Raabe	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
* Thomas J. Albani	Director
* Christine M. Day	Director
* Stephen L. Gulis, Jr.	Director
* Christopher P. Kirchen	Director

Name and Signature		Title

* David T. Kollat		Director
* Brenda J. Lauderback		Director
* Michael A. Peel		Director
* Ervin R. Shames		Director
* Jean-Michel Valette		Director
*By:	/s/ WILLIAM R. MCLAUGHLIN William R. McLaughlin As Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement*
3.1	Third Restated Articles of Incorporation of the Company, as amended(1)
3.2	Articles of Amendment to Third Restated Articles of Incorporation of the Company(2)
3.3	Restated Bylaws of Select Comfort Corporation(3)
4.1	Form of Certificate of Designation of Preferred Stock*
4.2	Form of Certificate for Preferred Stock*
4.3	Form of Warrant*
4.4	Form of Warrant Agreement*
5.1	Opinion of Oppenheimer Wolff & Donnelly LLP**
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm**
23.2	Consent of Oppenheimer Wolff & Donnelly LLP (included in Exhibit 5.1)
24.1	Power of Attorney**

*
To be filed with a Current Report on Form 8-K or a Post-Effective Amendment to the registration statement.

**
Filed herewith.

(1)
Incorporated by reference to Exhibit 3.1 contained in Select Comfort's Annual Report on Form 10-K for the fiscal year ended January 1, 2000 (File No. 0-25121).

(2)
Incorporated by reference to Exhibit 3.1 contained in Select Comfort's Current Report on Form 8-K filed May 16, 2006 (File No. 0-25121)

(3)
Incorporated by reference to Exhibit 3.1 contained in Select Comfort's Current Report on Form 8-K filed May 21, 2007 (File No. 0-25121)